Exhibit 10.2
CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE COMPANY TREATS AS PRIVATE OR CONFIDENTIAL
Commercial Supply Agreement
THIS COMMERCIAL SUPPLY AGREEMENT (this “Agreement”) is made as of October 21, 2024 (the “Effective Date”) by and between Hovione Farmaciência, S.A., having a principal place of business at Sete Casas 2674-506 Loures, Portugal (“Hovione Portugal”), Hovione, LLC., having its registered office at 202 Carnegia Center, CN-5226, Princeton, New Jersey, 08543-5226, U.S.A. (“Hovione NJ”), each on behalf of itself and its Affiliates (and together, “Hovione”), and Ardelyx, Inc., a Delaware corporation having a principal place of business at 400 5th Ave., Suite 210, Waltham, MA 02451 USA (“Ardelyx”). Each of Hovione and Ardelyx may be referred to herein as a “Party”, and collectively as the “Parties”.
WHEREAS, Ardelyx and Hovione are parties to a Master Services Agreement dated December 22, 2015 governing Hovione’s performance of spray-drying and development services for Ardelyx in respect of its tenapanor products (as amended, and including all attachments and work orders thereunder, the “Development Agreement”);
WHEREAS, the Parties desire to enter into a commercial supply agreement pursuant to which the Original Manufacturing Site (and potentially one or more of its Affiliates) shall perform spray-drying services for Ardelyx at commercial scale, in the manner developed and validated under the Development Agreement;
THEREFORE, in consideration of the foregoing and the covenants contained herein, the Parties hereto agree that the following provisions shall govern the performance of Services hereunder:
1.Definitions. The following terms will, unless the context otherwise requires, have the respective meanings set out below and grammatical variations of these terms will have corresponding meanings:
1.1.“Adverse Supply Event” means one or more of the following: (i) Hovione is unable to [***] that is required by [***], or (ii) [***] orders a halt to any further performance of the Manufacturing Services for a Product.
1.2.“Affiliate” means a business entity which, directly or indirectly, owns a controlling interest in a Party, is controlled by a Party, or is under common control with Party; where “control” means the lawful right to determine (by ownership of shares or otherwise) the election of the majority of directors (or equivalent managers) of a business entity;
1.3.“Additional Services” has the meaning specified in Section 3.1;
1.4.“Annual Commitment” has the meaning specified in Section 2.2;
1.5.“API” means the active pharmaceutical ingredient tenapanor in free base form;

1.6.“API Reimbursement Price” means the reimbursement price per kilo of API as set forth in Appendix 3.
1.7.“Applicable Laws” means (i) with respect to Hovione, all Laws applicable at the jurisdiction where the Manufacturing Site is located; and (ii) with respect to Ardelyx and Ardelyx’s use of the Product, the applicable Laws of all jurisdictions in the Territory;
1.8.“Ardelyx Background IP” means Intellectual Property that is owned or controlled by or on behalf of Ardelyx and developed or obtained independently of this Agreement, whether before or after the Effective Date. Ardelyx Background IP specifically [***];
1.9.“Ardelyx Inventions” has the meaning specified in Section 13.3;
1.10.“Ardelyx Property” has the meaning specified in Section 8.3.2;
1.11.“Authority” means any governmental or regulatory authority, department, securities exchange, body or agency or any court, tribunal, bureau, commission or other similar body, whether foreign, federal, state, provincial, county or municipal, with competent jurisdiction over a party, the Manufacturing Services, or within the Territory of the Product (or its use);
1.12.“Banking System” has the meaning specified in Section 3.3(d)(ii);
1.13.“Batch” means the Product Manufactured from a single run of a Manufacturing campaign hereunder. For clarity, any given Manufacturing campaign may contain a single Batch or several Batches.
1.14.“Binding Forecast” has the meaning specified in Section 5.1;
1.15.“Business Day” means a day other than a Saturday, Sunday or a day that is a statutory holiday in Hovione’s resident jurisdiction, Ardelyx’s resident jurisdiction, or the jurisdiction where the applicable Manufacturing Site is located;
1.16.“Business Need” means a decision by Ardelyx to reduce or cease Manufacture of Product in connection with major changes to its business strategy or Product markets, substantively unrelated to any breaches or failures of Hovione as otherwise regulated herein. Business Need may include, by way of example and not limitation, significant changes to Licensee arrangements or Licensee demand, or a significant reduction in the market for the Product in a jurisdiction of the Territory.
1.17.“cGMPs” means the principles described in ICH Q7 Good Manufacturing Guidance for Active Pharmaceutical Ingredients, as promulgated (i) in the United States under Parts 210 and 211 of Title 21 of the United States Code of Federal Regulations, and (ii) under the corresponding pharmaceutical manufacturing Laws and guidances issued by any other Regulatory Authority in the Territory;

1.18.“Commercially Reasonable Efforts” means, with respect to the efforts to be expended by either Party with respect to any objective, such commercially reasonable, diligent efforts as such Party would normally use to accomplish a similar objective under similar commercial circumstances as expeditiously as possible, which will take into consideration such Party’s existing prior and conflicting obligations to third parties;
1.19.“Components” means, collectively, all raw materials, ingredients, reference standards, impurity markers and other materials required to manufacture Product in accordance with the Processing Instructions, other than the API;
1.20.“Confidential Information” has the meaning specified in Section 12;
1.21.“Contract Year” means the twelve (12) month period commencing on the Effective Date and ending on the day before the first anniversary thereof and each consecutive twelve (12) month period thereafter during the Term;
1.22.“[***]” has the meaning specified in Section 6.4;
1.23.“Deficient Product” has the meaning specified in Section 6.2;
1.24.“Deficiency” has the meaning specified in Section 7.6.2;
1.25.“Delivery Date” means in relation to each Batch of Product, the scheduled date of the Hovione Release (by confirmation or certification, as agreed in the Quality Agreement) and made available for shipment [***], as confirmed by Hovione upon receipt of a Firm Order;
1.26.“Development Services” means any pharmaceutical research or development services for the Product, including without limitation the manufacture of Product validation batches, performed by Hovione for Ardelyx under the Development Agreement, whether before or after the Effective Date and throughout the Term;
1.27.“Discloser” has the meaning specified in Section 12;
1.28.“Equipment” has the meaning specified in Section 2.5;
1.29.“Equipment Agreement” has the meaning specified in Section 2.5;
1.30.“Fault” means a Party’s (a) [***], (b) [***] or (c) [***].
1.31.“FDA” means the United States Food and Drug Administration;
1.32.“FFDCA” means the United States Federal Food, Drug, and Cosmetic Act, 21 USC §§ 301 et seq.;
1.33.“Final Invoice” has the meaning specified in Section 8.3.2;

1.34.“Firm Order” has the meaning specified in Section 5.3;
1.35.“Forecast” has the meaning specified in Section 5.1;
1.36.“Hovione Background IP” means Intellectual Property owned or controlled by Hovione and developed or obtained independently of this Agreement, whether before or after the Effective Date; for clarity, Hovione Background IP specifically [***]
1.37.“Hovione Inventions” has the meaning specified in Section 13.4;
1.38.“Hovione Release” has the meaning specified in Section 5.5;
1.39.“Indemnitee” has the meaning specified in Section 11.3;
1.40.“Indemnitor” has the meaning specified in Section 11.3;
1.41.“Initial Term” has the meaning specified in Section 8.1;
1.42.“Intellectual Property” means any rights in patents, patent applications, formulae, trademarks, trademark applications, trade-names, Inventions, copyrights, industrial designs, trade secrets, and know how;
1.43.“Invention” means any innovation, improvement, development, discovery, computer program, device, trade secret, method, process, technique or the like, whether or not written or otherwise fixed in any form or medium, regardless of the media on which it is contained and whether or not patentable or copyrightable;
1.44.“Inventory” means, at a point in time, all inventories under Hovione’s care or control of Product, API, Components, intermediates used for the manufacture of Product and work-in-process;
1.45.“[***]” has the meaning specified in Section 6.2;
1.46.“Laws” means all laws (including common law), statutes, ordinances, regulations, rules, by-laws, judgments, decrees or orders of any Regulatory Authority;
1.47.“Licensees” means any person to whom Ardelyx has entered into a license agreement for the marketing, sale or distribution of the Product in any form;
1.48.“Losses” has the meaning specified in Section 11.1;
1.49.“Manufacturing Records” means, for a shipment of Product, the Batch records, certificate of analysis, certificate of conformity, BSE/TSE certificate and any other documents Specified in Appendix D of the Quality Agreement;
1.50.“Manufacture” means performance of any Manufacturing Services.

1.51.“Manufacturing Services” means the spray-drying and quality control, quality assurance, stability testing, packaging, and related services for the manufacture of Product;
1.52.“Manufacturing Site” means the facilities located in Loures, Portugal (the “Original Manufacturing Site”), and East Windsor, New Jersey, U.S.A. (the “New Jersey Site”), and any other Hovione site where the Parties agree that Manufacturing Services will be performed;
1.53.“[***]” has the meaning specified in Section 3.3(d);
1.54.“Notice of Termination” has the meaning specified in Section 8.1;
1.55.“Price” means, as applicable, (a) the price per kilogram of Manufactured Product delivered to Ardelyx as set out in Appendix 1; and (b) the separate costs and fees for services requested by Ardelyx and specifically excluded from the cost of the Product, as may be subject to an additional written work order or written agreement that is expressly made subject to the terms and conditions of this Agreement;
1.56.“Process” means the process for Manufacture of the Product as reflected in the Processing Instructions, Specifications and Manufacturing Records.
1.57.“Processing Instructions” means the documented parameters maintained by Hovione for the Manufacturing Services for the Product, each as updated from time to time in accordance with Section 3.2, which includes:
(a)quality control testing methods for API and Components;
(b)master Batch, production and control records, manufacturing instructions, directions, and processes;
(c)any storage requirements for the API, Components, or Product; and
(d)the Product quality control testing methods, packaging instructions and shipping requirements for the Product;
1.58.“Product” means the spray-dried form of API manufactured pursuant to this Agreement;
1.59.“Product Change Control Request” has the meaning specified in Section 3.2;
1.60.“Product Rejection” has the meaning specified in Section 6.2;
1.61.“Product Yield” has the meaning specified in Section 3.3(d);
1.62.“Purchase Order” has the meaning specified in Section 5.2;

1.63.“Quality Agreement” means the Quality Agreement between Ardelyx and Hovione Portugal, dated November 16, 2018, as amended from time to time;
1.64.“Recall” has the meaning specified in Section 6.7;
1.65.“Recipient” has the meaning specified in Section 12.1;
1.66.“Regulatory Approval” has the meaning specified in Section 7.6.1;
1.67.“Regulatory Authority” means the FDA and any other foreign regulatory agencies competent to grant marketing approvals for pharmaceutical or biopharmaceutical products, including the Products, in the Territory;
1.68.“Representative” means a Party’s director, officer, employee, advisor, agent, consultant, subcontractor or service partner;
1.69.“Scale-Up” has the meaning specified in Section 2.5;
1.70.“Specifications” means the requirements and standards for the Product as set forth in Appendix B to the Quality Agreement;
1.71.“Supply Failure” means (a) Hovione’s Manufacture of [***] Batches of Deficient Product, or (b) with respect to Product scheduled for Delivery pursuant to Firm Orders during [***], a failure by Hovione to deliver to Ardelyx or its designee at least [***] within [***] of the applicable scheduled Delivery Dates, absent [***], provided, however, that in the case of [***]. A Supply Failure may result from [***]. The Parties acknowledge that [***].
1.72.“Term” means the Initial Term and any and all renewal terms applicable under Section 8.1;
1.73.“Territory” means [***];
1.74.“Third Party Claim” has the meaning specified in Section 11.1;
1.75.“Third Party Subcontractors” has the meaning specified in Section 2.8;
1.76.“Third Party Rights” means the Intellectual Property of any third party;
1.77.“Work Order” has the meaning set forth in Section 3.1 and
1.78.“Year” means in the first year of this Agreement, the time from the Effective Date up to and including December 31 of the same calendar year, and after that will mean a calendar year, except for in the case of the calendar year in which this Agreement is terminated or expires, in which case the Year will be the date beginning on January 1 of that Year and ending on the date of the effective termination of this Agreement.

2.Manufacturing Services
2.1.Performance Standard. Hovione shall perform the Manufacturing Services in accordance with the Processing Instructions and supply Product manufactured in accordance with the Specifications, for the Price, in accordance with the material provisions of the Quality Agreement, Applicable Law, cGMP and the prevailing industry standards and practices for the performance of similar services. Subject to the preceding sentence, Hovione will convert API and Components into Product, and provide supportive Manufacturing Services such as quality assurance (for example quality controls, analytical testing, and stability programs). From time to time during the Term and by mutual agreement between the Parties, Ardelyx may request any other related Manufacturing Services, excluding any Development Services which shall be subject to the Development Agreement, and such additional Manufacturing Services shall be charged separately as may be agreed by and between the Parties.
2.2.Annual Commitment.
(a)Conditional upon Ardelyx’s timely payments as required in accordance with the Equipment Agreement and beginning in Year 2024, subject to Sections 6.3 and 6.5 and the other terms of this Agreement, Ardelyx will place Purchase Orders (as defined below) in accordance with Section 5.2 for, and Hovione will manufacture for Ardelyx, Product for delivery by the scheduled Delivery Dates specified in the accepted Purchase Order in accordance with this Agreement, in the following minimum quantities (the “Annual Commitment”):
2024                [***]
2025                [***]
2026                [***]
2027                [***]
2028 to end of the Term    [***]
For the avoidance of doubt, the Delivery Dates set out in the relevant Purchase Orders shall be the applicable dates for determination of Ardelyx’s satisfaction of the Annual Commitment.
(b)The Annual Commitment may be adjusted by mutual agreement of the Parties pursuant to Section 2.6 below. For clarity, in the event of failure to order the Annual Commitment absent Supply Failure, Adverse Supply Events (subject to the applicable limitations of Section 6.5.3), or mutually agreed Manufacturing reductions, Hovione may on December 31st of the relevant Year charge Ardelyx the respective shortfall between the Annual Commitment for such Year and the orders for Product actually placed by Ardelyx and with the Delivery Dates (set out in the relevant Purchase Orders) in such Year.

(c)Subject to the terms of the Equipment Agreement, until the Scale-Up (defined below) is completed, and notwithstanding anything to the contrary herein, the Parties’ Annual Commitment obligation shall remain at [***] until completion of Scale-Up, at which time [***].
2.3.Existing Orders. For the Year 2024, the Parties acknowledge that all orders for Product Manufacturing have been placed and accepted pursuant to the Development Agreement. The Development Agreement shall govern the Manufacture of all Product delivered prior to the Effective Date, provided that following Hovione release pursuant to the Quality Agreement, the terms of this Agreement shall govern the use, integrity and remedies associated with of the Product itself, including without limitation the Product Warranties set forth in Section 9.2.3. Thereafter, this Agreement shall govern any such order for Product Manufacturing placed and not yet delivered for the Year 2024.
2.4.[***]. So long as Ardelyx is otherwise in substantial compliance with the terms of this Agreement, including without limitation, the Annual Commitment obligations hereunder, Hovione will not at any time during the Term [***], without the express written consent of Ardelyx. Hovione acknowledges and agrees that Ardelyx may grant or withhold its consent [***].
2.5.Scale-Up. The Parties acknowledge that, beginning in Year 2027, the Annual Commitment will exceed [***]. Therefore parties have entered into an [***] pursuant to which Hovione shall purchase, install, validate and qualify certain [***] equipment for [***] (the “Equipment”) [***] (“Equipment Agreement”), and reference is made to relevant terms thereunder whereby Ardelyx’s agrees to deliver upfront payments and success fees to Hovione totaling up to [***] dollars (US $[***]) in consideration of timely validation and qualification of commercial Product [***] (the “Scale Up”). For clarity, any validation or qualifications batches (including any such batches required for Scale Up) shall be subject to the Development Agreement (or other service agreement as may be agreed between the Parties) and do not count towards Supply Failures.
2.6.Continuity of Supply. After Scale Up, [***]. Notwithstanding the foregoing, at the request of Ardelyx, Hovione shall continue to supply (i) [***] of the Annual Commitment (unless otherwise agreed by the Parties) from Hovione Portugal until Ardelyx’s Licensees have received regulatory approval for Hovione NJ, and thereafter (ii) mutually agreed volumes of Product from Hovione Portugal, at least sufficient to retain the Hovione Portugal facility as an alternative supplier’s site in the applicable regulatory filing for Product. Ardelyx shall use Commercially Reasonable Efforts to [***]. Ardelyx and Hovione shall cooperate to facilitate delivery of information required for such licensee Regulatory Approvals. For clarity, following Regulatory Approval of Hovione NJ by all Ardelyx licensees, clause (i) above shall expire and only clause (ii) shall apply.
2.7.No Sole Source. Subject to Section 2.2, nothing in this Agreement will prohibit Ardelyx from purchasing tenapanor products and services from a third party,

entering into any contract with any third party for the supply of such products and services, manufacturing its own products, or qualifying additional facilities for supply of products.
2.8.Subcontracting. Subject to compliance with the Quality Agreement, Hovione may engage third parties to perform services ancillary to the Manufacturing Services with the written consent of Ardelyx (except for the subcontracting of analytical testing or stability storage services, which will require no written consent) (“Third Party Subcontractors”), provided that each such Third Party Subcontractor complies with all applicable obligations of this Agreement and, if applicable, the Quality Agreement. Hovione will be liable to Ardelyx for the breach of this Agreement (or, if applicable, the Quality Agreement) by any Third Party Subcontractor, or failure of any Third Party Subcontractor to perform any part of the subcontracted services, as if Hovione had breached, performed or failed to perform the subcontracted services directly.
2.9.Facilities. Hovione, at no cost to Ardelyx, will qualify (and thereafter will maintain qualification of) each Manufacturing Site as required under Applicable Laws and cGMP. Hovione will not change the Manufacturing Site without first obtaining Ardelyx’s written consent. Except for [***], if any changes to the Manufacturing Site are proposed by Hovione and agreed by Ardelyx regarding the Manufacturing Site at which the Manufacturing Services are to be performed, (a) if such changes are specific to Ardelyx or its Product Processing, then Parties shall negotiate in good faith the costs of any validation activities required for this change and the respective allocation of benefits arising therefrom, to the extent the proposed changes improve the cost and/or efficiency of Manufacturing Services and (b) [***]. Hovione will not undertake or permit any modifications to the Manufacturing Site that materially affect the Product or implement any changes in the Process, including, without limitation, the Processing Instructions or equipment used to manufacture the Product without Ardelyx’s prior written consent, not to be unreasonably withheld.
2.10.Inventory Reporting. Hovione will provide to Ardelyx, on a monthly basis (at a minimum) and otherwise upon receipt of a written request and within a reasonable timeframe, a written report of Inventory, in each case in the form generated by Hovione’s electronic inventory management platform, and/or a written cycle count report. In addition, once annually at mutually agreed times, Hovione shall give Ardelyx reasonable access to the locations where all Inventory and related records are kept, and to the personnel that regularly manage such Inventory and records, to permit Ardelyx to conduct a physical count of all Inventory in Hovione’s possession or control. Hovione will use Commercially Reasonable Efforts to ensure that its Third Party Contractors permit Ardelyx similar access. Hovione will promptly advise Ardelyx if it encounters Component supply problems, including delays or delivery of non-conforming Components. In the event that any Component becomes subject to purchase lead time beyond the Binding Forecast time frame, or Hovione is otherwise unable to obtain, in a timely manner, a particular Component necessary for Manufacturing, the Parties will negotiate in good faith an appropriate amendment to this Agreement and will cooperate to reduce or eliminate any supply problems from the suppliers.

2.11.Packaging. Hovione will make arrangements for and implement the imprinting of lot numbers and expiration dates on the packaging drums of each Product shipped. These lot numbers and expiration dates will be affixed on the shipping container of each Product as is required by Applicable Laws, cGMP (if applicable) and consistent with the Specifications. If applicable, electronic on-line verification of lot number/expiration date and serialization will be performed by Hovione. If Hovione places an internal lot number on a shipping container that is different from the Ardelyx lot number referenced in any Purchase Order for that Batch of Product, Hovione will provide a cross-reference for the Ardelyx lot number on all documents associated with that Batch of Product.
3.Ardelyx’s Obligations
3.1.Payment. As full consideration for the Manufacturing Services, Ardelyx will pay Hovione the applicable Price in accordance with Section 4. From time to time during the Term and by mutual agreement between the Parties, Ardelyx may request that Hovione provide additional services which are not included in Price to support the Manufacture of Product, excluding any Development Services which shall be subject to the Development Agreement (“Additional Services”), as specified in a written work order signed by duly authorized representatives from both Parties and detailing the specific services to be performed and any deliverables to be provided by Hovione (each, a “Work Order”). Hovione will perform the Additional Services in accordance with the terms of this Agreement (including any deviations of applicable terms and conditions as may be contained on any such Work Order) and such Additional Services shall be charged separately as may be agreed by and between the Parties on such Work Order.
3.2.Change Control Requests. Ardelyx and Hovione will cooperate on any requested changes to the Processing Instructions, Specifications or accompanying documents (a “Product Change Control Request”) in accordance with the change control process set forth in the Quality Agreement. Upon acceptance of the Product Change Control Request by the relevant persons identified in the Quality Agreement, Hovione will give Ardelyx a signed and dated receipt indicating Hovione’s acceptance. At Hovione’s request, Ardelyx will provide evidence of the executed original documents submitted by or on behalf of Ardelyx to the Regulatory Authority. Hovione will respond promptly to any Product Change Control Request and use commercially reasonable, good faith efforts to agree to the terms of the requested changes in a timely manner (including any changes in Price), and the Parties will execute a change order reflecting such changes in Manufacturing Services and Price (a “Change Order”). Hovione agrees that any changes mandated by a Regulatory Authority will be considered and acted upon expeditiously and with due diligence.
3.3.API Supply.
(a)Lead Time. Ardelyx will at its sole cost and expense deliver the API to the Manufacturing Site [***]. [***]’s obligation will include obtaining the release of the API from the applicable customs agency and Regulatory Authority. Unless otherwise agreed in writing, Ardelyx or Ardelyx’s designated broker will be the “Importer” or “Importer of Record” (or equivalent, as understood under Applicable Laws to Ardelyx) for API imported to the Manufacturing Site, and Ardelyx is responsible for compliance with Applicable Laws to Ardelyx (and the cost of compliance) relating to that role. Ardelyx shall deliver the API to the Manufacturing Site at least [***] before the scheduled manufacture date for Product covered by a Firm Order, in sufficient quantity to enable Hovione to manufacture the agreed quantities of Product for that Firm Order. If delays in performance of the Manufacturing Services are caused by Ardelyx’s failure to supply Hovione with API with the lead time as set forth in the preceding sentence (“API Delay”), then Hovione will be entitled, after conferring in good faith with Ardelyx to ensure minimal disruption to both Parties’ operations, to either: (a) (i) reallocate resources otherwise reserved for the performance of such Manufacturing and reschedule such Manufacturing based on available capacity planning at the applicable Manufacturing Site and (ii) use Commercially Reasonable Efforts to fill any idle capacity resulting from such API Delay, and (iii) with respect to any remaining idle capacity caused by such API Delay, charge Ardelyx the amount due for any such rescheduled Manufacturing as compensation for such idle capacity at the applicable Manufacturing Site, or (b) extend the timelines for delivery of Product, provided that Parties agree on adequate compensation (if applicable) for any idle time in the allocated resources in the applicable Manufacturing Site. If any such delay lasts for [***] or more, the Parties will meet to discuss how to resolve the situation including, if appropriate, the impact of cost and timeline.
(b)Storage. Hovione will handle, store and Manufacture the API in accordance with all environmental, health and safety information for the Product included within the material safety data sheets. Hovione will control the unloading of API arriving at the Manufacturing Site and will store such API at the Manufacturing Site or other mutually agreed storage facility (subject to any qualification of such facility required by Ardelyx) for up to [***] free of charge. The API will be held by Hovione on behalf of Ardelyx in accordance with this Agreement and any written instructions provided in connection with the API including as applicable any safety data sheets, safe handling instructions and health and environmental information associated therewith. The API will at all times remain the property of Ardelyx. Any API received by Hovione will only be used by Hovione to perform the Manufacturing Services for Ardelyx. Hovione will collect samples of API and deliver them to a third party designated by Ardelyx for testing in accordance with the Processing Instructions.
(c)Risk of Loss. Risk of loss of the API will at all times remain with Ardelyx while not in Hovione’s custody. [***]. Notwithstanding the foregoing:
(i)Hovione will use Commercially Reasonable Efforts to keep secure and account for all API, Components and Product;
(ii)Risk of loss to Product will transfer to Ardelyx as set forth in Section 5.5.

(iii)Hovione’s liability for API wasted as a result of Deficient Product Manufacturing shall be as set forth in Section 6;
(iv)API loss resulting from [***] shall be mitigated in accordance with the Banking System described in Section 3.3(d);
(v)Except as provided in clauses (iii) and (iv) above relating to Deficient Product and low Product Yields, respectively, and subject to the terms of Section 10 and any adjustments resulting from the application of 3.3(d), Hovione agrees to reimburse Ardelyx in accordance with the API Reimbursement Price for any other quantities of API lost or destroyed while in the custody of Hovione if [***]; and
(vi)If requested, Ardelyx will provide Hovione’s insurer with reasonable support for the cost of the lost or destroyed API.
(d)Yield Bank
(i)With respect to each Manufacturing Site, after the first ten (10) Batches of Product have been manufactured and released to Ardelyx in accordance with the Quality Agreement, the Parties shall agree in good faith on the actual Product per API ratio (“Product Yield”) achieved from such ten (10) Batches. Thereafter, Hovione shall ensure that, on an annual basis, the Product Yield complies with [***] (the “[***]”). Parties acknowledge and agree that the [***] shall contain an allowed statistical deviation, as agreed by the Parties, which may change during the Term as more Batches of Product are manufactured and additional data are gathered from such manufacturing. The parties agree that as of the Effective Date, the Product Yield for Hovione Portugal is [***]% and the [***] for Hovione Portugal is [***]%. The [***] shall be revised yearly concurrently with updated annual Pricing pursuant to Section 4.2 to incorporate data from additional Batches of Product Manufactured and released to Ardelyx under this Agreement. For clarity, the Parties agree that the [***] and annual revision calculation shall be based only on Batches of Product released to Ardelyx in accordance with the Quality Agreement and shall not include Batches containing Deficient Product, whether or not the Deficient Product was released to Ardelyx.
(ii)Hovione shall have the right to credit yields in excess of the [***] to offset yields below the [***] or to offset losses due to Deficient Product prior to any compensation to Ardelyx (the “Banking System”). If the [***] is not met with respect to a Batch, Hovione shall apply losses to the Banking System.
(iii)Within ninety (90) days after the end of each calendar year, Hovione will prepare an annual reconciliation of actual annual Product Yield against the [***], considering the credits and debits applied to the Banking System. Should the annual Product Yield for such calendar year be less than [***], then Hovione will [***]. Should the actual Product Yield be higher than the [***], such excess shall be carried forward as a credit in the Banking System for the following year to be used to offset a future shortfall of Product Yield or losses due to Deficient Product during the Term.
3.5. Information. Upon reasonable request Ardelyx will provide information to Hovione as reasonably requested by Hovione in connection with its performance of Manufacturing of Product and its other obligations under this Agreement in compliance with Applicable Law.
4.Price and Price Adjustments
4.1. Pricing. The Pricing for manufacture and release of Product from the Original Manufacturing Site shall be as set forth on Appendix 1, subject to adjustment in accordance with this Section 4. All payments hereunder to be made in US Dollars. With respect to Fees for Manufacturing performed at Hovione Portugal, if the exchange rate between USD and Euro varies by [***]% or more beyond the Reference Exchange Rate (as defined in Appendix 2), then Parties agree to redefine the value of the Fees in accordance with the terms and conditions of Appendix 2.
4.2. Annual Price Adjustments. Hovione may adjust the Price effective January 1st of each Year following the first full Year, in an amount reflecting the greater of (a) [***] or (b) [***]. For all Price adjustments under this Section 4.2, Hovione will deliver to Ardelyx [***] a letter stating the adjusted Pricing to be effective for Product ordered on or after January 1 of the next Year together with [***].
4.3. Changes. If Ardelyx requests any change to the scope of the Manufacturing Services as set forth in Section 3.2, the corresponding Change Order will set forth any adjustments to the Prices that are necessitated by the changes, which shall become effective upon execution of such Change Order.
4.4. Taxes. Any use, sales, excise, or value added tax, duty, custom, inspection or testing fee, or any other tax, fee or charge of any nature whatsoever imposed by any governmental authority on or measured by the transactions contemplated hereunder between Hovione and Ardelyx (other than Hovione’s income tax), will be paid by Ardelyx in addition to the Price. In the event Hovione is required to pay any such tax, fee, or charge: (a) Hovione will make such payment timely and in accordance with Applicable Laws, (b) Hovione will invoice Ardelyx for such payment including a copy of the applicable evidence of payment, and (c) Ardelyx will reimburse Hovione for such payment. In lieu of such payment, Ardelyx may provide Hovione at the time an order is submitted an exemption certificate or other document acceptable to the authority imposing the tax, fee or charge.
4.5. Efforts to Achieve Price Reductions. During the Term, Hovione and Ardelyx agree to use Commercially Reasonable Efforts to jointly develop a program aimed at [***] but this program will not involve capital or other extraordinary costs being incurred by any party without the prior written consent of the other party. To the extent successful, the parties shall discuss and negotiate in good faith the allocation of costs savings resulting from this cost reduction program.
5.Purchasing Product
5.1.Forecasts. Within thirty (30) days after the Effective Date, Ardelyx will deliver to Hovione a written forecast of the volume of Product that Ardelyx expects to order from Hovione in each of the next [***] (the “Forecast”). The first [***] of each Forecast will be binding on the Parties (the “Binding Forecast”) and the remaining [***] will be [***], good faith estimates that may be increased or decreased by no more than [***] percent ([***]%) during the entire period from such month’s first appearance on the Forecast until such month becomes part of the Binding Forecast or as otherwise agreed by the Parties (the “Non-binding Forecast”). Ardelyx will provide an updated Forecast at least quarterly. To the extent that any updated portion of a Forecast exceeds the Annual Commitment, Hovione will consider in good faith and make all reasonable efforts to accommodate such excess, subject to Hovione’s then binding capacity commitments to other customers. Within [***] after receipt of each Forecast, Hovione shall accept or reject such Forecast in writing, provided that [***]. If Hovione rejects a Forecast, it shall deliver written notice to Ardelyx of [***]. In the absence of such notice, [***].
5.2.Capacity; Order Placement. In respect of Year 2025, and each Year throughout the remainder of the Term, Ardelyx shall deliver purchase orders quarterly that specify the order quantities and requested delivery dates for the Product in accordance with this Agreement (each a “Purchase Order”). Ardelyx shall purchase Product in an amount at least equal to the Annual Commitment for each Year and otherwise consistent with the Binding Forecast. Hovione shall use Commercially Reasonable Efforts to accommodate any Ardelyx requests to manufacture and deliver volumes of Product which exceed the Binding Forecast (“Excess Product”), but Hovione expressly reserves the right to accept or reject any requests to supply Excess Product. Unless otherwise expressly agreed between the Parties, Ardelyx agrees that it has no right of reservation over the Equipment or any other equipment of Hovione. Each Purchase Order shall (i) specify order quantities consistent with the then current Forecast, (ii) meet the Annual Commitment, and (iii) specify the Purchase Order number and requested Delivery Dates for the Product (not less than [***] from the date of the relevant Purchase Order, and otherwise in accordance with the minimum number of Batches per Hovione Release as set forth in Section 5.5). All Purchase Orders for Product submitted by Ardelyx during the Term will be subject to and will comply with the terms of this Agreement even if the Purchase Order does not expressly make reference to this Agreement.
5.3.Acceptance of Purchase Orders. Hovione shall accept any Purchase Order which does not exceed the Binding Forecast and is properly submitted by Ardelyx in accordance with this Agreement, including in respect of the Delivery Dates stipulated in the relevant Purchase Order, and otherwise in compliance with Section 5.1 and Section 5.2 herein. Hovione may not reject a Purchase Order unless for reasons constituting Force Majeure or [***]. A Purchase Order submitted by Ardelyx and not properly rejected by

Hovione within [***] will be binding on the parties (a “Firm Order”). Promptly following acceptance of each Firm Order, Hovione will deliver to Ardelyx a copy of its campaign production schedule, after which either party may request a change to the Delivery Date in the Firm Order, and the parties will negotiate in good faith to agree on an alternative Delivery Date. If the parties cannot agree, the original Delivery Date set out in the relevant Firm Order will apply. The original Delivery Date shall in any event be the relevant date for purposes of KPI calculation described in Section 7.1.
5.4.Inventory Management. Hovione will handle and store the Inventory in accordance with this Agreement, any safety data sheets, safe handling instructions and health and environmental information associated therewith and customary industry standards. If any Components have a shelf life or other expiry dating, Hovione will use the Components in manufacturing Product on a first-in, first-out basis to retain shelf life.
5.5.Delivery, Shipping and Storage. Hovione shall release Product together with its issuance of a Certificate of Analysis (as defined in the Quality Agreement) and the Manufacturing Records for the applicable Batch in writing. If Ardelyx identifies any deficiency with the Manufacturing Records it should provide prompt notice to Hovione which shall occur no later than [***] after receipt of the complete Certificate of Analysis and the completed Manufacturing Records. The [***] period set forth in the preceding sentence shall be tolled until Hovione has delivered the complete Manufacturing Records (i.e. the time between the notice from Ardelyx of a deficient Manufacturing Batch and the date of reissuance of the complete Manufacturing Records to Ardelyx will not be included in calculating the [***] period set forth above). Hovione shall retain copies of the Manufacturing Records for such period set forth in the Quality Agreement. Upon Ardelyx’s approval of the Manufacturing Records of at least [***] Batches, Hovione shall make available for Delivery the respective Batches of Product to Ardelyx or its designee in accordance with the Quality Agreement (“Hovione Release”). For clarity Hovione Release shall only occur with multiple Batches with a minimum threshold of three (3) Batches as set forth above, unless Hovione in its absolute discretion decides to act otherwise. Delivery of Product and any other materials will be [***] from Hovione’s Manufacturing Site on the relevant Delivery Date. [***] is responsible for taking delivery of Product at Hovione’s Manufacturing Site with its carrier of choice. [***]. All shipping instructions of Ardelyx will be accompanied by the name and address of the recipient and the shipping date and any costs and insurance associated with shipping will be borne by Ardelyx. Ardelyx will arrange for insurance and will select the freight carrier used by Hovione to ship Product and may monitor Hovione’s shipping and freight activity under this Agreement. Should Ardelyx require special handling, packaging or services not set forth in the Specifications or Processing Instructions (other than for confirmatory testing required by downstream manufacturers), then the cost of such special handling, packaging or services will be borne entirely by Ardelyx at Hovione’s prevailing rates. Ardelyx will use Commercially Reasonable Efforts to take delivery of all Product within [***] after the Delivery Date. Thereafter, Hovione will store Product for up to [***], subject to storage fees at Hovione’s prevailing rates.

5.6.Invoices and Payment. Hovione will issue and deliver its invoice for each delivery of Product upon the applicable Hovione Release as set forth in Section 5.5, by email to [***]. Hovione will also submit to Ardelyx, with each shipment of Product, a duplicate copy of the invoice covering the shipment. Each invoice will, to the extent applicable, identify the applicable Ardelyx Purchase Order number, Product name and quantity, unit price, freight charges, and the total amount to be paid by Ardelyx. Ardelyx will pay all undisputed invoices within thirty (30) days of the delivery of the invoice. If any portion of an invoice is disputed, Ardelyx will pay Hovione for the undisputed amount and the parties will use good faith efforts to reconcile the disputed amount as soon as practicable. Hovione shall not suspend Manufacturing Services, withhold Product, or otherwise delay or stop providing services in connection with any such good faith dispute. In the event any undisputed payment is not made on time for three consecutive invoices, Hovione will be entitled, in addition to its other rights and remedies, to (a) charge interest on the unpaid amount at the rate of one and one half percent (1.5%) per month of the unpaid undisputed balance per month or the maximum amount allowed by law; and (b) if such non-payment persists for six consecutive undisputed invoices, to cease work and stop deliveries until such payment, including any interest, is made.
6.Product Rejection and Recalls
6.1.Acceptance. Within [***] following Ardelyx’s receipt of the Product and approved Manufacturing Records, Ardelyx shall provide Hovione with written notice of its acceptance or rejection of the Product. If Ardelyx fails to provide Hovione with written notice within such [***] period, the Product will be deemed to be accepted by Ardelyx.
6.2.Rejection. Ardelyx may reject any Product (a “Product Rejection”) for any portion of any Batch of Product for which Hovione did not [***] or where the Product otherwise fails to [***] (“Deficient Product”). Any rejection notice issued shall state in reasonably sufficient detail the [***]. Ardelyx shall have the right to, and Hovione may require that Ardelyx, return any rejected Product to Hovione at [***]’s cost. With respect to Product Rejection relating to Deficient Product that (i) [***] (“[***]”), Ardelyx will in all cases give written notice within [***] after the Delivery Date of the Product. For clarity, Hovione shall only be liable for Product Rejection as expressly set forth in Section 6.4.
6.3.Determination of Deficiency. The basis for a Product Rejection by Ardelyx shall be conclusive unless Hovione notifies Ardelyx via email or otherwise in writing within [***] of its receipt of the rejection notice that it disagrees with the basis for rejection. In the event Hovione and Ardelyx are unable to agree as to whether the Product has been appropriately rejected, [***]. The conclusion of such mutually [***] shall be binding for both Parties.
6.4.Replacement Product. In the event that any Product is appropriately rejected and unless Hovione can show with sufficient evidence that (i) [***] (collectively “[***]”) or (ii) Deficient Product is otherwise due to Ardelyx’s Fault, then Hovione shall promptly [***]. If the Parties determine that replacement can not be done through reprocessing or reworking, Hovione shall promptly, at Ardelyx’s election following good faith consultation with Hovione, either:
6.4.1.Use Commercially Reasonable Efforts to replace such Deficient Product, if [***], provided that the acceptance procedures described above shall be repeated for any replacement Product. Costs for such replacement Product shall be as follows:
6.4.1.1.Manufacturing Services Costs. Unless Hovione can show with sufficient evidence that (i) [***] or (ii) Deficient Product is otherwise due to Ardelyx’s Fault, Hovione will [***];
6.4.1.2.API Costs. Unless Ardelyx can provide sufficient evidence that the failure in the Deficient Product is due to Hovione’s Fault, Ardelyx shall pay [***]; or
6.4.2.Credit such amounts as follows:
6.4.2.1.Manufacturing Services Costs. Credit [***]% of [***] unless Hovione can show with sufficient evidence that the Deficient Product is due to [***]; and
6.4.2.2.API Costs. If Ardelyx can provide sufficient evidence that the failure in the Deficient Product is due to Hovione Fault, credit [***]% of [***] in respect of such Deficient Product Batch(es).
6.4.3.Subject to Section 10.3, the remedies set forth in Section 6.4.1 and Section 6.4.2 are Ardelyx’s sole remedies under this Agreement with respect to Deficient Product.
6.5.Supply Failure.
6.5.1.Remedies for Supply Failure. Hovione shall work diligently to avoid Supply Failure during the Term. In the event of a Supply Failure, Ardelyx may in its sole discretion do one or more of the following: (a) [***], (b) [***]. To the extent such Supply Failure was due to [***], for clarity excluding any Supply Failure resulting from Deficient Product to the extent Hovione is not liable for such Deficient Product under Section 6.2, and notwithstanding Section 5.1, Ardelyx may (i) adjust its Forecast as reasonably required by Ardelyx to account for the Supply Failure and its impact on forecasted market demands and (ii) adjust any outstanding Binding Forecast not yet Manufactured, including any payment obligations associated therewith, without any further liability on Ardelyx’s part, and (iii) [***].
6.5.2.Annual Commitment. In addition to the remedies set forth in Section 6.5.1, if Hovione fails to deliver at least [***] percent ([***]%) of the total aggregate quantity of Product placed under all Firm Orders in any given Year (provide such quantities are equal or above the Annual Commitment), within [***] after the last Delivery Date scheduled for each respective Firm Order for [***] within the Term (“Firm Order Failure”), then Ardelyx shall [***] until such time as Hovione has delivered at least [***], without Firm Order Failure, after which the [***]. The remedies contained in this Section 6.5 for a Supply Failure will be in addition to the rights of indemnification contained in Section 11.1 and any other rights and remedies available under this Agreement to Ardelyx.
6.5.3.Adverse Supply Events. If there is an Adverse Supply Event that Hovione does not remediate so that it can perform the Manufacturing Services in accordance with the Processing Instructions and manufacture Product in accordance with this Agreement within [***], Ardelyx may [***]. To the extent such Adverse Supply Event was due to Hovione’s Fault, Ardelyx may in its discretion do any of the following (i) [***] or (ii) [***]. In the event an Adverse Supply Event is due to Hovione being unable to comply with a change in the Processing Instructions or Specifications that is required by the FDA or other United States Regulatory Agency, (a) the Parties shall discuss in good faith [***], and (b) [***]. The existence of an Adverse Supply Event will not exonerate or otherwise relieve either Party of any liability for breach of any independent obligation contained in this Agreement.
6.6.Processing Holds and Cancellation Fees. Notwithstanding anything to the contrary herein, Ardelyx may at any time instruct Hovione to suspend Manufacture of the Product on [***] days’ written notice following [***] (a “Processing Hold”) so that the Parties can confer to discuss the underlying cause(s). Hovione shall not commence Processing during such notice period but may complete Batches that have already commenced Processing on the date such notice was delivered. Within [***] days after initiation of a Processing Hold, the Parties shall negotiate in good faith any changes or remedies appropriate under the circumstances in respect of the applicable Firm Order, impacted Forecast, Annual Commitment and/or Pricing. The Processing Hold shall expire upon execution of a written instrument reflecting the foregoing mutually agreed changes and/or remedies, provided that if the Parties fail to reach agreement within [***]) days after initiation of the Processing Hold, then:
6.6.1.To the extent that Ardelyx instructs Hovione to remain in a Processing Hold, Ardelyx shall pay for Facility idle time (“Idle Time”), including any Idle Time incurred within [***] after a Processing Hold, at an annualized rate of [***] during such period of Processing Hold;
6.6.2.Ardelyx shall have a right to terminate this Agreement in the event of a Processing Hold, effective on the [***] anniversary of the notice of termination issued in accordance with this Section, subject to payment, at Ardelyx’s discretion, of one of the following: (A) Annual Commitment for the remainder of such truncated Term (or the reduced Annual Commitment in accordance with Section 6.5.1(iii) if applicable), provided, however, Hovione shall use Commercially Reasonable Efforts to reallocate any resources liberated in connection with such termination to other projects, and to the extent successful in reallocating the resources previously reserved for Ardelyx, reduce or waive any corresponding payment obligations of Ardelyx; or (B) non-refundable yearly fees for the remainder of such truncated Term, but without further Annual Commitment obligations, as follows: (i) [***] percent ([***]%) of the Idle Time fees due for the period between the notice of termination and [***]; (ii) [***] percent ([***]%) of the Idle Time fees due for the period between [***] and [***]; and (iii) [***] percent ([***]%) of the Idle Time fees due for the period between [***] and [***]. Ardelyx shall determine in its notice of termination its choice between items (A) and (B) above; and
6.6.3.A Processing Hold may be lifted by mutual agreement following Ardelyx’s written notice to Hovione accompanied by an updated Forecast and a new Firm Order, subject to delivery of any Idle Time payments due in respect of such Processing Hold. Hovione shall agree to any such lifting of a Processing Hold unless it reasonably determines that further Processing would be unlawful or technically impossible. Commencing on the first Hovione Release of non-Deficient Product under such new Firm Order, (a) the Annual Commitment shall be reinstated to the level set forth in Section 2.2, prorated for the remainder of the applicable Year and (b) Ardelyx’s right of termination under Section 6.6.2 shall expire in respect of the lifted Processing Hold. For clarity, such termination right shall be available for any subsequent Processing Hold, subject to the terms of this Section 6.6.
6.6.4.In either option (A) or (B) as set forth in Section 6.6.2, starting from the receipt of a notice of termination following a Processing Hold in accordance with Section 6.6.2, Hovione shall have the right to reallocate resources liberated through any Processing Hold to other projects and in option (A) shall reduce or waive the respective fees as set forth in Section 6.6.2. Any credits or other payments due to Ardelyx under this Agreement shall be issued within [***].
6.7.Product Recalls and Returns.
6.7.1.Records and Notice. The parties will each maintain records, in accordance with cGMP and each Party’s standard operating procedures, and otherwise as reasonably necessary to permit a Recall of any Product delivered to Ardelyx or customers of Ardelyx. Each party will promptly notify the other of any information which might affect the marketability, safety or effectiveness of the Product or which might result in the Recall or seizure of the Product in accordance with the Quality Agreement. The decision to initiate a Recall or to take some other corrective action, if any, will be [***]. “Recall” will mean any action: (i) by Ardelyx to recover title to or possession of quantities of the Product sold or shipped to third parties (including, without limitation, the voluntary withdrawal of Product from the market); (ii) by any Regulatory Authority to detain or destroy any of the Product; or (iii) by either party to refrain from selling or shipping quantities of the Product to third parties which would be subject to a Recall if sold or shipped.
6.7.2.Recalls. If: (i) any Regulatory Authority issues a directive, order or, following the issuance of a safety warning or alert about a Product, a written request that any Product be Recalled; or (ii) a court of competent jurisdiction orders a Recall; or (iii) Ardelyx determines that any Product should be Recalled, then Hovione will [***]. Ardelyx will bear all expenses of any Recall and Hovione’s assistance unless and to the extent such Recall directly results from Hovione’s gross negligence or willful misconduct.
6.7.3.Recalled Product. To the extent that a Recall directly results from Hovione Hovione’s gross negligence or willful misconduct , Hovione will, subject to the limitations set forth in Section 10, be [***]. Ardelyx may adjust its Forecast as reasonably required by Ardelyx to account for the Recall and its impact on forecasted market demands.
6.8.Disposition of Deficient Product. Ardelyx will not dispose of any damaged, returned, or Deficient Product for which it intends to assert a Product Rejection against Hovione without Hovione’s prior written authorization to do so. Hovione may instruct Ardelyx to return the Product to Hovione. Hovione will [***].
7.Co-operation and Regulatory Affairs
7.1.Governance. Each Party will without delay upon execution of this Agreement appoint one of its employees to be a relationship manager responsible for liaison between the Parties. The relationship managers will meet on a frequency agreed between the Parties to review the current status of the business relationship, including, but not limited to, review of key performance indicators such as API delivery, on-time delivery of Product, right first time, and satisfaction of the Annual Commitment (“KPIs”), and manage any issues that have arisen.
7.2.Governmental Agencies. The Parties will consult each other in relation to regulatory communications directly relating to the Product in accordance with the Quality Agreement. To the fullest extent permitted under Applicable Laws (in relation to Ardelyx’s use of the Product) and cGMP, Ardelyx shall have sole authority and responsibility for communicating with any Regulatory Authority responsible for granting Regulatory Approval for the Product and any other relevant Authority regarding the Product. Hovione will provide to Ardelyx, its Affiliates and Licensees with reasonable assistance as Ardelyx may request in order to assist with obtaining Regulatory Approval for Products, subject to reimbursement of Hovione’s reasonable expenses incurred in connection therewith.
7.3.Governmental Inspections and Requests. Hovione will promptly advise Ardelyx if an authorized agent of any Regulatory Authority intends to inspect a Manufacturing Site, to the extent such inspection is directly related to the Product or could reasonably be expected to impact the Manufacture of the Product. Hovione will promptly furnish Ardelyx a copy of any report or notice issued by the Regulatory Authority (including, without limitation, any Form 483s or warning letters) (redacted to the extent containing information that is not relevant to the Manufacturing Services or the Product). To the extent the inspection is announced and is directly related to the Product, Hovione will promptly inform Ardelyx and, to the extent permitted by the applicable Regulatory Authority, Parties will discuss in good faith an appropriate scope for Ardelyx agents and representatives to be present at the Manufacturing Site on the date and time of such Regulatory Authority inspection. Hovione shall in any event [***].

7.4.Records. Hovione will keep complete and accurate books, records, test and laboratory data, reports and other information relating to the manufacture, testing, and shipping of the Product (including, without limitation, all manufacturing and packaging Batch records), and retain samples of the Product as are necessary to comply with manufacturing regulatory requirements applicable to Hovione, Applicable Laws and cGMP. Copies of the records and samples will be retained as and for the period specified in the Quality Agreement provided, however, that Hovione may exclude or redact from such Records any confidential or proprietary information of third parties or any Hovione Background IP that Hovione regards as trade secrets. The Parties acknowledge and agree that the Manufacturing Records constitute Confidential Information of Ardelyx.
7.5.Audits. In accordance with the frequency and parameters set forth in the Quality Agreement ([***]), Hovione will give Ardelyx and its Licensees (if so requested by Ardelyx, and who cannot be competitors of Hovione and who are subject to confidentiality obligations no less restrictive than those set forth in this Agreement) reasonable access at agreed times to the areas of the Manufacturing Site in which the Product is manufactured, stored, handled, or shipped and to the personnel that regularly perform these activities, to permit Ardelyx and its Licensees to verify that the Manufacturing Services are being performed in accordance with the Processing Instructions, the Specifications, this Agreement, cGMPs and Applicable Laws. Ardelyx’s and its Licensees’ employees and representatives will at all times comply with Hovione’s rules, regulations and SOPs relating to inspections and visits to the Facility, and Ardelyx shall be responsible for compliance with this Agreement by its and its Licensees’ representatives on Hovione’s premises. Hovione will use Commercially Reasonable Efforts to enable that its Third Party Subcontractors permit Ardelyx and its Licensees similar audit rights to those set forth in this Section 7.5 and to the extent unsuccessful shall make its own audit reports for such Subcontractors available for review by Ardelyx and its Licensees in the course of an audit in accordance with this Section 7.5.
7.6.Regulatory Filings.
7.6.1.Regulatory Authority Documentation. Ardelyx will provide copies of all relevant documents relating to Regulatory Authority approval for the commercial manufacture of the Product (“Regulatory Approval”) to Hovione on request. Hovione will review and verify the accuracy of these documents in accordance with the Quality Agreement. Ardelyx shall refrain from submitting Regulatory Approvals specifically referring to Hovione or its Affiliates or the Manufacturing Services until approved by Hovione (this approval not to be unreasonably withheld or delayed).
7.6.2.Deficiencies. If Hovione reasonably determines that any regulatory information pertaining to the Manufacturing Services or the Manufacturing Site given by Ardelyx is inaccurate or deficient in any manner whatsoever (the “Deficiencies”), Hovione will notify Ardelyx promptly in writing of the Deficiencies. The Parties will each use commercially reasonable efforts and act in good faith to have the Deficiencies resolved prior to the date of filing of the relevant application and in any event before any pre-

approval inspection or before the Product is placed on the market if a pre-approval inspection is not performed.
7.6.3.Pharmacovigilance. If requested by either Party, Hovione and Ardelyx will use Commercially Reasonable Efforts to negotiate in good faith a process and procedure for sharing adverse event information received by Hovione. Hovione will provide Ardelyx with any information received by it regarding any adverse events and/or quality complaints in connection with the use of the Product to Ardelyx Pharmacovigilance within [***].
7.7.Release. Nothing in this Agreement will remove or limit the authority of the relevant quality function (as specified by the Quality Agreement) to determine whether the Product will be released for sale or distribution.
8.Term and Termination
8.1.Initial Term. This Agreement will become effective as of the Effective Date and will continue until December 31, 2030 (the “Initial Term”), unless terminated earlier by one of the Parties in accordance with this Agreement. Thereafter, this Agreement will automatically renew for successive terms of two Years until terminated in accordance with this Agreement. The Initial Term together with all successive renewal terms shall together be referred to herein as the “Term”. In the event that a Party elects to exercise a right of termination afforded it in accordance with the provisions of Section 8.2, such Party shall provide the other Party with a written notice (a “Notice of Termination”).
8.2.Termination.
8.2.1.Termination due to Legitimate Business Needs.
8.2.1.1.Initial Term. No earlier than [***] years from Effective Date, Ardelyx may terminate this Agreement for Business Need effective during the Initial Term, provided that such notice shall not be effective until [***] months after delivery of the Notice of Termination and that Parties shall negotiate in good faith a winding down of Annual Commitment to release capacity from the Equipment.
8.2.1.2.Renewal Term. Either Party may terminate this Agreement for convenience effective after expiration of the Initial Term, provided that such termination shall be effective (i) [***] months after delivery of a Notice of Termination by Ardelyx, or (ii) [***] months after delivery of a Notice of Termination by Hovione.
8.2.2.Termination for Cause. Either Party may terminate this Agreement by providing a Notice of Termination for breach if the other Party has failed to remedy a material breach of this Agreement within [***] days (the “Remediation Period”) following receipt of a written notice of the breach from the aggrieved Party that expressly states that it is a ‘notice of breach’ under this Section 8.2.2 (a “Breach Notice”). Each Party will ensure that any Breach Notice delivered by it to the other Party will not contain any reference to a

Notice of Termination, or otherwise express any intent to terminate this Agreement, until that Party may properly submit a Notice of Termination for breach in accordance with this Section 8.2.2. The aggrieved Party’s right to terminate this Agreement under this Section 8.2.2 may only be exercised for [***] days following the expiry of the Remediation Period (where the breach has not been remedied) and if the termination right is not exercised during this period then the aggrieved Party will be considered to have waived the breach described in the Breach Notice.
8.2.3.Termination for Regulatory Action. Ardelyx may terminate this Agreement effective [***] days after delivery of a Notice of Termination for regulatory action if any Regulatory Authority takes any legal action or procedure that prevents Ardelyx from selling the Product in the United States and such market interruption is reasonably expected to last at least [***].
8.2.4.Termination for Product Issue. Ardelyx may terminate this Agreement effective [***] days after delivery of a Notice of Termination for Product issue if a [***] notifies Hovione or Ardelyx [***] that there is a significant regulatory deficiency of Hovione related to the performance of the Manufacturing Services at the Manufacturing Site therefore resulting in an Adverse Supply Event in accordance with Section 1.1(ii) and Hovione is not able to satisfy its obligations under this Agreement through Manufacture at an alternative approved Manufacturing Site, and the deficiency is not remedied to the satisfaction of the Regulatory Authority within [***] days of the notice.
8.2.5.Supply Failure. Ardelyx may terminate this Agreement effective [***] after the delivery of a Notice of Termination for Supply Failure arising due to Hovione’s Fault if there have been more than [***] Supply Failures in [***] or more than [***] Supply Failures in [***].
8.2.6.Force Majeure. Either Party may terminate this Agreement under Section 14.5 (Force Majeure) in accordance with the terms thereof.
8.3.Obligations in Connection with Termination. If this Agreement is terminated for any reason, then:
8.3.1.Firm Orders and Outstanding Credit. Following the delivery of a Notice of Termination by either Party in accordance with the provisions of Section 8.2 of this Agreement (except in the case of a Notice of Termination delivered for cause by Hovione pursuant to Section 8.2.2 or 8.2.6), Hovione shall continue to supply Product in accordance with the Binding Forecast and any Firm Orders until the effective date of the termination set forth in the Notice of Termination unless unlawful. To the extent there is any outstanding credit or amounts due from Hovione to Ardelyx hereunder, including any credit due in accordance with Section 3.3(d) after termination of the Agreement and delivery of the final Batch of Product as set forth in this Section 8.2.1, Hovione shall reimburse such amounts to Ardelyx within [***] days after the effective date of termination.

8.3.2.Inventory; Payment. At least [***] days prior to the effective date of termination or expiration of this Agreement, Hovione will deliver to Ardelyx a written accounting of all Inventory and any other moveable property owned by Ardelyx that is in Hovione’s possession or control (“Ardelyx Property”), including quantities, identification information, location, and such other relevant information as may be reasonably requested by Ardelyx. The Parties shall cooperate in good faith to finalize such accounting, whereupon Ardelyx shall be entitled to take delivery of any Components that it desires to receive, and Hovione shall deliver to Ardelyx an invoice for (i) all undelivered Product Manufactured under a Firm Order (subject to the acceptance provisions of Section 6), at the Price in effect at the time the Firm Order was placed, (ii) all Components identified by Ardelyx for delivery, which shall be invoiced at Hovione’s cost plus a [***]% administration fee and without additional mark-up, and (iii) any Annual Commitment payment obligations due pursuant to Section 2.2(b) in respect of the Term, as truncated by such termination (the “Final Invoice”). Subject to resolution of any disputed portion of the Final Invoice, Ardelyx shall pay the Final Invoice and take delivery of the Ardelyx Property within [***] days after receipt of the Final Invoice. If Ardelyx asks Hovione to destroy any Ardelyx Property, Hovione will arrange for such destruction, at Ardelyx’s cost, in accordance with Applicable Laws and cGMP. Hovione acknowledges and agrees that, following payment of the Final Invoice, Ardelyx shall have no further payment obligations under this Agreement.
8.4.Survival. Except as otherwise set forth herein, the termination or expiration of this Agreement will not affect any prior outstanding obligations or payments due, nor will it prejudice any other rights or remedies that the Parties may have under this Agreement. The obligations and responsibilities of the Parties under Sections 6, 7, 8.3-8.4 and 10-14 shall survive any termination or expiration of this Agreement, as well as any other provisions that are by implication or otherwise intended to survive. Where Hovione has agreed to provide stability services beyond the final supply of Product, the relevant provisions of this Agreement related to stability services will survive for the agreed duration of those stability services.
9.Representations, Warranties and Covenants
9.1.Mutual Representations.
9.1.1.Authority. Each party covenants, represents, and warrants that it has the full right and authority to enter into this Agreement and that it is not aware of any impediment that would inhibit its ability to perform its obligations under this Agreement.
9.1.2.Sanctions. Neither Ardelyx nor Hovione, nor any of their respective Affiliates, nor to the best knowledge of each Party, any of its directors, officers or representatives, is an individual or entity that is, or is owned or controlled by an individual or entity that is the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority in the Territory. Breach of this Section 9.1.2 shall be considered a material breach of this Agreement and, notwithstanding anything to the contrary herein, to the extent either Party reasonably determines the breach by the other Party of this Section 9.1.2, the non-breaching Party shall be able to terminate this Agreement for cause and with immediate effect.
9.2.Manufacturer Warranties. Hovione covenants, represents, and warrants to Ardelyx as follows:
9.2.1.Compliance. Hovione will perform the Manufacturing Services in accordance with this Agreement, the Processing Instructions, cGMPs and Applicable Laws.
9.2.2.Non-Infringement. To the best of Hovione’s knowledge, the Hovione Intellectual Property used by Hovione to perform the Manufacturing Services (i) is Hovione’s or its Affiliate’s unencumbered property or is otherwise licensed to Hovione, (ii) may be lawfully used by Hovione, and (iii) does not infringe and will not infringe any Third Party Rights.
9.2.3.Product. Upon delivery to Ardelyx or its designee, the Product will: (i) have been manufactured in accordance with the Processing Instructions and all cGMPs, (ii) meet the Specifications and conform to the Manufacturing Records, and (iii) [***] (collectively, the “Product Warranties”).
9.2.4.Custody. Hovione will at all times use commercially reasonable measures to protect all Inventory in its possession or control from theft, damage, loss or misuse.
9.2.5.No Debarment. Hovione will not in the performance of its obligations under this Agreement, to the best of its knowledge, use the services of any person who is debarred or suspended under 21 U.S.C. §335. To the best of its knowledge, Hovione does not currently have, and it will not hire, as an officer or an employee any person who has been convicted of a felony under Applicable Laws.
9.2.6.Notice. Hovione will promptly notify Ardelyx if at any time during the Term if it becomes aware that any of the foregoing representations and warranties has been breached or is untrue.
9.3.Ardelyx Warranties. Ardelyx represents and warrants to Hovione that:
9.3.1.To the best of Ardelyx’s knowledge, the use of Ardelyx Background IP (other than Background IP generated by Hovione in performance of the Development Agreement) as contemplated in the Manufacturing Services will not infringe the intellectual property rights of any Third Party and Ardelyx will promptly notify Hovione in writing should it become aware of any claims asserting such infringement.

9.3.2.Upon delivery to Hovione, the Ardelyx Materials will comply with the applicable specifications, and have been manufactured in accordance with cGMP (if applicable).
9.3.3.Ardelyx will comply with all Applicable Laws in its use of the Product.
9.3.4. Ardelyx will not release any Batch of Product for commercial sale if Ardelyx does not hold all necessary Regulatory Approvals to market and sell the Product.
9.4.Disclaimer of Implied Warranties. EXCEPT AS EXPRESSLY SET OUT IN THIS AGREEMENT, NEITHER PARTY MAKES ANY WARRANTY, REPRESENTATION OR CONDITION OF ANY KIND, EITHER EXPRESSED OR IMPLIED, BY FACT OR LAW.
10.Limitations on Liability
10.1.Product Rejection claims. Subject to Section 10.3, and except for any claim for expenses related to a Recall under Section 6.7.1, the remedies described in Section 6.4 will be Ardelyx’s sole remedy for Deficient Product.
10.2.Consequential Damages. Subject to Section 10.3, under no circumstances whatsoever will either Party be liable to the other for any consequential, special, punitive or other indirect liability, damage, costs, penalty, or expense of any kind incurred by the other party of an indirect or consequential nature, regardless of any notice of the possibility of these damages PROVIDED, HOWEVER, THAT THIS LIMITATION WILL NOT APPLY TO DAMAGES RESULTING FROM BREACHES BY A PARTY OF ITS DUTY OF CONFIDENTIALITY AND NON-USE IMPOSED UNDER SECTION 12.
10.3.Limitation of Liability. Subject to Section 10.4, Hovione’s liability for Losses arising from any single event under this Agreement (including without limitation any such event arising from Manufacturing) will be limited to [***]; the total liability of Hovione for Losses under this Agreement during [***] is limited to the lesser of (i) [***] US Dollars ($[***]) or (ii) the amount paid by Ardelyx under this Agreement and/or the Development Agreement during [***]; and, in any case, the total aggregate liability of Hovione for Losses under this Agreement is limited to [***] US Dollars ($[***]).
10.4.Exclusions. Nothing contained in this Agreement will act to exclude or limit either Party’s (i) liabilities arising from failure to meet the confidentiality obligations under Section 12, (ii) liabilities arising from a Party’s gross negligence or willful misconduct, or (iii) liability for personal injury or death caused by the negligence of either party or fraudulent misrepresentation. In addition, nothing contained in this Agreement will act to limit or exclude Hovione’s or Ardelyx’s performance obligations or liabilities under Section 6.4.1.1.
11.Indemnification.

11.1.Hovione Indemnity. Hovione agrees to defend and indemnify Ardelyx, its officers and employees, against all losses, damages, costs, claims, demands, subpoenas, judgments and liability (“Losses”) asserted against or incurred by them in connection with any legal action or claim brought by third parties (“Third Party Claims”) to the extent the Third Party Claim is the direct result of (a) a breach of [***], or (b) Hovione’s [***] in performing this Agreement except, in each case, to the extent Ardelyx is obligated to indemnify Hovione under Section 11.2.
11.2.Ardelyx Indemnity. Ardelyx agrees to defend and indemnify Hovione, its officers and employees, against all Losses asserted against or incurred by them in connection with any Third Party Claim to the extent the Third Party Claim is the result of (a) the manufacturing (insofar as it relates to Ardelyx’s obligations pursuant to this Agreement or the Development Agreement), packaging, marketing, distribution, import, use or sale by Ardelyx or its Licensees of the Product (including without limitation any claim of infringement of any patent or trademark or the unauthorized use of a trade secret and any product liability claims), (b) a breach of [***], or (c) Ardelyx’s [***] in performing this Agreement; except, in each case, to the extent Ardelyx is obligated to indemnify Hovione under Section 11.1.
11.3.Indemnity Procedure. A Party that intends to claim indemnification under Section 11.1 or Section 11.2 (the “Indemnitee”) will notify the other Party (the “Indemnitor”) promptly in writing of the applicable Third Party Claim, provided that the failure to give timely notice to the Indemnitor will not release the Indemnitor from any liability to the Indemnitee except to the extent the Indemnitor is actually prejudiced thereby. The Indemnitor will have the right, by notice to the Indemnitee, to assume the defense of the action or claim within fifteen (15) days after the Indemnitor’s receipt of notice of the action or claim with counsel of the Indemnitor’s choice and at the sole cost of the Indemnitor. If the Indemnitor assumes the defense, the Indemnitee may participate therein through counsel of its choice, but at the sole cost of the Indemnitee. The Party not assuming the defense of the claim will give reasonable assistance to the Party assuming the defense, and all reasonable out-of-pocket costs of this assistance will be for the account of the Indemnitor. No claim will be settled other than by the Party defending the claim, and then only with the consent of the other Party which will not be unreasonably withheld or delayed. The Indemnitee will have no obligation to consent to any settlement of any action or claim which imposes on the Indemnitee any liability or obligation which cannot be assumed and performed in full by the Indemnitor, and the Indemnitee will have no right to withhold its consent to any settlement of any action or claim if the settlement involves only the payment of money by the Indemnitor or its insurer.
12.Confidentiality
12.1.Definition. “Confidential Information” means any and all non-public scientific, technical, financial or business information, including without limitation any third-party confidential information, that is furnished or made available by or on behalf of one Party or its Affiliates (the “Discloser”) to the other or its Affiliates (the “Recipient”), on or after the Effective Date, whether in writing, orally, visually ((including, without limitation, video, streaming or picture) or through physical inspection, subject to the exceptions in this Section 12.1. The term “Confidential Information” does not include information that (a) is publicly known at the Effective Date or later becomes publicly known under circumstances involving no breach of this Agreement, (b) is lawfully and in good faith disclosed to the Recipient without an obligation of confidence by a third party who is not subject to a confidentiality obligation to the Discloser, (c) is independently developed by the Recipient without use of or reliance on the Discloser’s Confidential Information, as evidenced by its written records; or (d) by a mutual written agreement by the Parties, is released from confidential status. Subject to the foregoing exceptions in this Sections 12.1, Ardelyx Confidential Information includes the Manufacturing Records, Specifications and Processing Instructions, and Hovione Confidential Information includes Hovione Background IP, Hovione Inventions and Incorporated Hovione IP. This Agreement constitutes the Confidential Information of both Parties.
12.2.Restriction. Discloser shall use commercially reasonable efforts to mark any Hovione Confidential Information “Confidential” or otherwise identify it as Confidential Information at the time of disclosure. Notwithstanding the foregoing, all information provided by one Party to the other, regardless of being marked or identified as confidential, shall be considered Confidential Information if it would be apparent to a reasonable person familiar with the Discloser’s industry that such information is of a confidential or proprietary nature.
12.3.Confidentiality Obligation. The Discloser shall be the sole owner of its Confidential Information. Recipient will keep confidential and protect the confidentiality of Confidential Information and will not disclose or use any Confidential Information except with the Recipient’s written permission or as permitted under this Agreement. Recipient will protect the Confidential Information disclosed to it by using reasonable precautions to prevent the unauthorized disclosure, dissemination or use of the Confidential Information, which precautions will not be less than those exercised by Recipient for its own confidential or proprietary Confidential Information of a similar nature. Recipient may disclose Confidential Information to its Representatives who need to know such Confidential Information in order to perform Recipient’s obligations or exercise Recipient’s rights hereunder, and who are legally or contractually bound to protect the confidentiality of such Confidential Information under terms no less stringent than those set forth in this Section 12. Specifically, Ardelyx may disclose [***] to its Representatives in order to exercise its rights under the license grants set forth in Section 13.6.2 and such right shall survive termination of this Agreement, and Ardelyx shall have the right to disclose [***]. Each Party, in its capacity as a Recipient, will be liable for the acts and failures to act by its respective Representatives for the improper use, disclosure, distribution, protection or handling of the Confidential Information of the Discloser as the actions or failures were committed directly by the Recipient.
12.4.Permitted Disclosure. Recipient may disclose Confidential Information of the Discloser to the extent required, as advised by counsel, in response to a valid order of a court or other governmental body, or as required by law, regulation or stock exchange rule applicable to it; provided that, to the extent lawful, the Recipient will (a) advise the Discloser in advance of the disclosure and (b) limit the required disclosure to the extent practicable and permissible by the order, law, regulation or stock exchange rule and any other applicable law, and (c) reasonably cooperate with the Discloser, if requested, in seeking an appropriate protective order or other remedy, and (d) otherwise continue to perform its obligations under this Section 12 with respect to information so disclosed. If any public disclosure is required by law, the Parties will consult concerning the form of announcement prior to the public disclosure being made.
12.5.Return of Confidential Information. Upon the written request of the Discloser or termination of the Agreement pursuant to Section 8, the Recipient will promptly return or destroy the Confidential Information of the Discloser, as directed by the Discloser, except for one copy which may be maintained by the Recipient in the sole and exclusive custody of its legal department to be held for the sole purpose of assessing compliance with the terms of this Agreement. The retained copy will remain subject to all confidentiality provisions contained in this Agreement. During the Term, Ardelyx will not unreasonably require the return or destruction of Confidential Information that is necessary or useful for Hovione to perform the Manufacturing Services. Hovione will not unreasonably require the return of Confidential Information that is necessary for Ardelyx to exercise its rights under this Agreement, and, specifically, to exercise its rights as granted by Section 13 (Intellectual Property).
12.6.Remedies. The Parties acknowledge that monetary damages may not be sufficient to remedy a breach by either Party of this Section 12 and therefore agree that the non-breaching Party will be entitled to seek specific performance, injunctive or other equitable relief in any court of competent jurisdiction (notwithstanding Section 14.13) to prevent breaches of this Section 12 and to specifically enforce Section 12 in addition to any other remedies available at law or in equity. These remedies will not be the exclusive remedies for breach of this Section 12 but will be in addition to any and all other remedies available at law or in equity.
12.7.Survival. The obligations contained in this Section 12 will survive any termination of this Agreement for seven years from the last day of the Term.
13.Intellectual Property
13.1.Development Agreement. All inventions and other Intellectual Property arising from performance of Development Services, including without limitation project reports, final reports and Manufacturing Records, shall be owned in accordance with, and otherwise subject to, the terms and conditions of the Development Agreement.
13.2.Background IP. Ardelyx shall solely own all Ardelyx Background IP and Hovione shall solely own all Hovione Background IP (collectively, “Background IP”). For clarity the Process for Manufacture of the Product, as of the Effective Date, constitutes Ardelyx Background IP.
13.3.Ardelyx Inventions. Ardelyx shall solely own all Inventions arising from [***] (collectively, “Ardelyx Inventions”). Hovione hereby assigns to Ardelyx, and agrees to assign to Ardelyx, all right, title and interest in and to the Ardelyx Inventions.
13.4.Hovione Inventions. As between the Parties, Hovione shall solely own all Inventions arising from [***] that do not constitute Ardelyx Inventions (collectively, “Hovione Inventions”). Hovione shall [***]. Each Party will be solely responsible for the costs of filing, prosecution, and maintenance of patents and patent applications on its own Inventions.
13.5.Incorporated Hovione Background IP. Prior to Hovione’s use of Background IP in a manner which could result in the incorporation of, embodiment within, or reference to, any such Hovione Background IP in the Product or Process, Hovione shall first (i) provide Ardelyx with a written description of any such Hovione Background IP proposed to be so used or incorporated and (ii) obtain Ardelyx’s prior written consent to proceed to use the Hovione Background IP in the manner so described, whereupon the Parties shall promptly negotiate commercially reasonable terms for, and Hovione shall grant to Ardelyx, a license to practice all such Hovione Background IP in accordance with the terms and conditions as negotiated between the Parties and prior to incorporation thereof.
13.6.Licenses.
13.6.1.License under Ardelyx Background IP. For the Term of this Agreement, Ardelyx hereby grants to each of Hovione Portugal and Hovione NJ a non-exclusive, paid-up, royalty-free, non-transferable license to use Ardelyx Background IP and Ardelyx Inventions solely and specifically as needed in order to perform the Manufacturing Services for Ardelyx in accordance with this Agreement. The foregoing license does not extend to [***] absent separate written consent by Ardelyx in each case.
13.6.2.License under Incorporated Hovione IP. In addition to any license(s) negotiated pursuant to Section 13.5, [***] (collectively, the “Incorporated Hovione IP”), Hovione hereby [***]. With respect to any license to practice Hovione Incorporated IP hereunder or to any license(s) negotiated pursuant to Section 13.5, Ardelyx will be solely responsible for the actions of any third party to which Ardelyx sublicenses its rights to Incorporated Hovione IP and will indemnify and hold harmless Hovione against all costs, expenses, damages, or losses of any nature arising out of such sublicensee’s use of Incorporated Hovione IP, including, but not limited to, any use of such Incorporated Hovione IP outside the bounds of Ardelyx’s license under this Section. Ardelyx will cause any such sublicensee to be bound by, and to comply with, (a) the limitations on Ardelyx’s use of the Incorporated Hovione IP under the license granted in this Section, and (b)

confidentiality requirements relating to the Incorporated Hovione IP that are no less strict than those contained in this Agreement.
13.7.Ardelyx Affiliates and Licensees. Notwithstanding any license granted by Ardelyx to its Licensees or Affiliates, during the Term Hovione agrees not to [***] without Ardelyx’s express written instruction or consent, which may be granted or withheld in Ardelyx’s sole discretion.
13.8.No Additional Rights. Except as expressly set out in this Agreement, neither Party has, nor will it acquire, any interest in any of the other Party’s Intellectual Property unless otherwise expressly agreed to in writing. Neither Party will use any Intellectual Property of the other Party, except as specifically authorized by the other Party in writing or as required for the performance of its obligations or exercise of its rights under this Agreement.
14.Miscellaneous
14.1.Insurance. Each Party will maintain commercial general liability insurance, including blanket contractual liability insurance covering the obligations of that Party under this Agreement through the term of this Agreement and for a period of [***] after that. This insurance will have policy limits of not less than: (i) $[***] for each occurrence for personal injury or property damage liability; and (ii) $[***] in the aggregate per annum for product and completed operations liability. If requested each Party will give the other a certificate of insurance evidencing the above and showing the name of the issuing company, the policy number, the effective date, the expiration date, and the limits of liability. The insurance certificate will further provide for a minimum of thirty (30) days’ written notice to the insured of a cancellation of, or material change in, the insurance.
14.2.No Agency or Partnership. The Parties are independent contractors and this Agreement does not create between the Parties any other relationship such as, by way of example only, that of employer and employee, principal and agent, joint-venturers, co-partners, or any similar relationship, the existence of which is expressly denied by the Parties.
14.3.No Waiver. Neither Party’s failure to require the other Party to comply with any provision of this Agreement will be considered a waiver of the provision or any other provision of this Agreement, with the exception of Section 8.2.1 of this Agreement.
14.4.Assignment. Ardelyx may assign this Agreement to an Affiliate or to any successor in interest to all or substantially all of Ardelyx’s business to which this Agreement relates. Hovione may assign this Agreement: (i) to any of its Affiliates or (ii) to a successor to or purchaser of all or substantially all of its business, if (I) performance of activities hereunder remains at the Manufacturing Sites, (II) the FDA registration number for the Manufacturing Sites do not change and (III) the assignee executes an agreement with Ardelyx whereby it agrees to be bound by the obligations of this Agreement owed to

Ardelyx. Neither Party may otherwise assign this Agreement or any of its associated rights or obligations hereunder without the written consent of the other Party, and any assignment in violation of this Agreement will be void.
14.5.Force Majeure. Neither Party will be liable for the failure to perform its obligations under this Agreement if the failure is caused by an event beyond that Party’s reasonable control, including, but not limited to, strikes or other labor disturbances, lockouts, riots, quarantines, communicable disease outbreaks, wars, acts of terrorism, cyber-attacks, fires, floods, storms, interruption of or delay in transportation, defective equipment, lack of or inability to obtain fuel, power or components, or compliance with any order, regulation, or enforcement decision of any Authority (a “Force Majeure Event”). A Party claiming a right to excused performance under this Section 14.5 will promptly notify the other Party in writing of the extent of its inability to perform, which notice will specify the event beyond its reasonable control that prevents the performance, and will use Commercially Reasonable Efforts to mitigate the contingency and recommence its performance of the obligation as soon as commercially practicable. If a Force Majeure Event causes a partial but not complete inability to perform its obligations under this Agreement, that Party will perform to the maximum extent it is able to. If a Force Majeure Event results in a partial reduction in manufacturing capacity at a Hovione NJ or Hovione Portugal, as applicable: (a) to the extent reasonably practical, Hovione will supply Ardelyx from another Hovione site, (b) Hovione will otherwise use Commercially Reasonable Efforts to [***], and (c) Ardelyx may [***]; and (d) within [***] after the occurrence of a Force Majeure Event which results in a partial reduction in manufacturing capacity at a Hovione NJ or Hovione Portugal, Ardelyx may in its discretion do any of the following: (i) [***] to the extent fulfilment thereof by Hovione is impacted by the Force Majeure Event, without any further liability on Ardelyx’s part, including [***], and/or (ii) [***]. If a Force Majeure Event claimed by one Party is not resolved within [***], then (A) the other Party may terminate this Agreement on written notice or (B) on the other Party’s written request, the Parties shall negotiate in good faith adequate consequences of such Force Majeure Event, including if appropriate a reduction of the Annual Commitment.
14.6.Notices. Any notice, approval, instruction or other written communication required or permitted under this Agreement will be sufficient if made or given to the other Party by personal delivery or confirmed receipt email or by sending the same by first class mail, postage prepaid, return receipt requested, to the respective addresses or email addresses set out below:
If to Ardelyx:
Ardelyx, Inc.
400 5th Ave., Suite 210
Waltham, MA 02451 USA
Attention: [***]
With a copy to: [***]

If to Hovione:
Hovione LLC
40 Lake Drive
East Windsor, NJ 08520, USA
Attention: [***]
With a copy to: [***]
or to any other address given to the other Party in accordance with the terms of this Section 14.6. Notices or written communications made or given by personal delivery, national courier or email will be considered to have been sufficiently made or given upon confirmation of receipt.
14.7.Interpretation. The division of this Agreement into Sections, Subsections, and Appendices, and the insertion of headings, are for convenience of reference only and will not affect the interpretation of this Agreement. Unless otherwise indicated, any reference in this Agreement to a Section or Appendix refers to the specified Section or Appendix to this Agreement. In this Agreement, the term “this Agreement” and similar expressions refer to this Agreement as a whole and not to any particular part, Section or Appendix of this Agreement. Except as otherwise expressly stated or unless the context otherwise requires, all references to the singular will include the plural and vice versa. All monetary amounts stated in this Agreement are in United States Dollars ($).
14.8.Severability. If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect, that determination will not impair or affect the validity, legality, or enforceability of the remaining provisions, because each provision is separate, severable, and distinct.
14.9.Entire Agreement. This Agreement, together with its Appendices, [***] and the Quality Agreement constitutes the full, complete, final and integrated agreement between the Parties relating to the subject matter of the Agreement and supersedes all previous written or oral negotiations, commitments, representations, agreements, transactions, or understandings concerning the subject matter of this Agreement (for clarity excluding Development Services subject to the Development Agreement). The basis of the Parties’ agreement is set out expressly and they have not been induced by or relied on any statement or representation that is not set out in this Agreement. Any modification, amendment, or supplement to this Agreement must be in writing and signed by authorized representatives of both Parties. In case of conflict among terms, the following order of precedence shall apply: (i) the Quality Agreement shall prevail with respect to matters of Product quality, (ii) [***] will prevail with respect to matters of Equipment and Scale Up, and (iii) this Agreement shall prevail with respect to all other matters.
14.10.No Third Party Benefit or Right. Nothing in this Agreement will confer or be construed as conferring on any third party any benefit or the right to enforce any express or implied term of this Agreement (except that Ardelyx Licensees may enforce their rights under Section 7.5). The rights of the Parties to terminate, rescind or agree any variation, waiver or settlement under this Agreement are not subject to the consent of any other person.
14.11.Execution in Counterparts. This Agreement may be executed in two or more counterparts, by original or electronic (including “pdf”) signature, each of which will be considered an original, but all of which together will constitute one and the same instrument.
14.12.Use of Name. Neither Party may use the other Party’s name, trademarks or logo or any variations of them, alone or with any other word or words, without the prior written consent of the other Party, unless required in connection with a Regulatory Approval or any communications with a Regulatory Authority.
14.13.Governing Law. This Agreement and any dispute or claim (including non-contractual disputes or claims) arising out of or in connection with it or its subject matter or formation are governed by the laws of the State of New York, United States of America, without regard to any conflicts-of-law principle that directs the application to another jurisdiction’s law. Both parties hereby submit to the exclusive jurisdiction of: (i) [***] or (ii) [***]. The Parties expressly agree that the UN Convention on Contracts for the International Sale of Goods will not apply to this Agreement.
14.14.Dispute Resolution.
14.14.1.Both Parties understand and appreciate that their long-term mutual interest shall be best served by effecting a rapid and fair resolution of any claims or disputes which may arise out of services performed under this contract or from any dispute concerning contract terms. Therefore, both Parties agree to use Commercially Reasonable Efforts to resolve all such disputes as rapidly as practicable on a fair and equitable basis. Toward this end both Parties agree to develop and follow a process for presenting, rapidly assessing, and settling claims on a fair and equitable basis.
14.14.2.If any dispute or claim arising under this Agreement cannot be readily resolved by the Parties pursuant to the process described in Section 14.14.1, the Parties agree to refer the matter to a panel consisting of one (1) senior executive employed by each Party who is not directly involved in the claim or dispute for review and resolution. A copy of the contract terms, agreed upon facts (and areas of disagreement), and concise summary of the basis for each side’s contentions shall be provided to both such senior executives who shall review the same, confer, and attempt to reach a mutual resolution of the issue.
14.14.3.If within [***] days after a dispute or claim has been escalated in accordance with Section 14.14.2, the matter has not been resolved utilizing the process set forth in this Section, and the Parties are unwilling to accept the non-binding decision of the panel, any Party may seek resolution of said dispute in accordance with Section 14.13.
* * *

This Agreement is signed by the authorized representatives of the parties on the dates shown below and will take effect from the Effective Date.

ARDELYX, INC.
By: /s/ Thierry Bilbault Name: Thierry Bilbault Title: Sr VP Technical Operations Date:10/25/2024

HOVIONE, LLC.	HOVIONE, LLC.
By: /s/ Jean-Luc Herbeaux Name: Jean-Luc Herbeaux Title: Chief Executive Officer Date: 10/23/2024	By: /s/ Marco Gil Name: Marco Gil Title: Sr VP Sales & Marketing Date: 10/25/2024
HOVIONE FARMACIENCIA, S.A.	HOVIONE FARMACIENCIA, S.A.
By: /s/ Jean-Luc Herbeaux Name: Jean-Luc Herbeaux Title: Chief Executive Officer Date: 10/23/2024	By: /s/ Marco Gil Name: Marco Gil Title: Sr VP Sales & Marketing Date: 10/25/2024

Appendix 1
PRICING
[***]

Appendix 2
EXCHANGE RATE CLAUSE
[***]

Appendix 3
API REIMBURSEMENT PRICE
[***]